Exhibit 99.1

Rent-Way Responds to Sale Rumor

Erie, Pennsylvania, July 14, 2006 — Rent-Way Inc. (NYSE:RWY) today responded to a recent rumor regarding a sale of the Company. The Company engaged Citigroup Global Markets in Fall 2004 to assist it in evaluating refinancing and strategic alternatives. This work is ongoing. The Company’s policy is not to comment on market rumors, and will have no further comment on this rumor.

Rent-Way is the one of the largest operators of rental-purchase stores in the United States. Rent-Way rents quality name brand merchandise such as home entertainment equipment, computers, furniture and appliances from 784 stores in 34 states.

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